                                                                      Exhibit 21

List of subsidiaries of the Company:

         UniTech Services Group, Inc.
         Interstate Uniform Manufacturing of Puerto Rico, Inc.
         UniFirst Canada Ltd.
         UniFirst Holdings, L.P.
         UTWO Corporation
         UR Corporation
         UONE Corporation

         Euro Nuclear Services B.V.
         ENS Nuklear Services, GmbH
         UniFirst S.A. de C.V.
         Uniformes de San Luis S.A. de C.V.
         RC Air, LLC